                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Post-Effective Amendment No. 13 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 33-22817) of our report dated December 14, 1995 on our audit of the financial statements and financial highlights of Counsellors Intermediate Maturity Government Fund, Inc. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Auditors and Counsel."


/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 16, 1996